Exhibit 10.1

Execution Version

AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated as of August 11, 2021 (the “Effective Date”) by and between Hong Ye Hong Kong Shareholding Co., Limited, a Hong Kong company (“Hong Ye”), and Alberton Acquisition Corporation, a British Virgin Islands Company (the “Company”). Hong Ye and Company are sometimes referred to collectively as the “Parties”, and each, individually, as a “Party.”

WHEREAS, Hong Ye is the sponsor of the Company and has provided working capital loans to the Company since its closing of its initial public offering as set forth in Schedule A to the Company until the closing of its initial business combination (collectively, the “Working Capital Loans”) evidenced by certain promissory notes issued by the Company (collectively, the “Hong Ye Notes”);

WHEREAS, pursuant to the registration statement in Form S-1 (SEC file No. 333-227652) in connection with the initial public offering of the Company, the Hong Ye Notes would either be paid upon the closing of an initial business combination, without interest, or at the discretion of Hong Ye, up to $1,500,000 may be converted into units at a price of $10.00 per unit which would be identical to the private units issued in the private placement in conjunction with the Company’s initial public offering;

WHEREAS, the Company has entered into that certain Merger Agreement (as amended, the “Merger Agreement”) dated October 27, 2020 by and among the Company, Alberton Merger Subsidiary Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and SolarMax Technology, Inc., a Nevada corporation (“SolarMax”), pursuant to which SolarMax will merge (the “Merger”) with and into Merger Sub and SolarMax will survive the Merger as a wholly-owned subsidiary of the Company; and

WHEREAS, the Merger Agreement provides that the Company will settle its obligations under the promissory notes that were outstanding on September 3, 2020 by delivery of ordinary shares of the Company owned by its sponsor and its affiliate;

WHEREAS, the Company and Hong Ye have agreed that, 50% of the aggregate outstanding balance of principal amount of the Hong Ye Notes (the “Conversion Payable”), shall be converted (the “Conversion”) and issued to Hong Ye in the form of ordinary shares (the “Conversion Shares”) of the Company, no par value (“Ordinary Shares”) , subject only to (i) the agreement of SolarMax to the terms of this Agreement and (ii) the closing of the Merger pursuant to the Merger Agreement, as the same shall be amended from time to time, , including an amendment consistent with the Company’s obligations under this Agreement;

WHEREAS, the approval of the Merger is to be submitted to the Company’s shareholders for their approval pursuant to a proxy statement/prospectus on a Form S-4 (the “Proxy Statement”) at a special meeting (the “Special Meeting”) of the Company’s shareholders;

WHEREAS, the Board of Directors of the Company deemed that the Conversion is in the best interests of the Company; and

WHEREAS, the Company has authorized sufficient Ordinary Shares for issuance with regards to the Conversion.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hong Ye and the Company agree as follows

1. Conversion. Upon the request of the Company, the Convertible Payable shall be converted into Ordinary Shares of the Company immediately prior to, but subject to the completion of, upon the closing of the Merger pursuant to the Merger Agreement, at a conversion price which shall be equal to ten (10) times the average trading price of the rights of the Company, the trading symbol for which is “ALACR,” during a period of twenty-five (25) trading days ending on the second trading day prior to mailing of the final Proxy Statement to the Company’s shareholders in connection with the Special Meeting. Immediately prior to the closing of the Merger, the Company shall instruct its transfer agent to issue the Conversion Shares to Hong Ye or its designee.

2. Registration. The Company shall file a registration statement on Form S-1 which covers the Conversion Shares. The Company will file such registration statement as soon as possible after the Company has filed an amendment to its Proxy Statement which includes SolarMax’s consolidated financial statements for the six months ended June 30, 2021. In the event that the registration statement covering the Conversion Shares has not been declared effective by the Securities and Exchange Commission within fifteen (15) business days after the closing of the Merger (other than as a result of the failure of Hong Ye to comply with Section 3 of this Agreement), the Conversion Shares shall be automatically forfeited with no action to be taken by the Company or Hong Ye and the Company shall, within ten business days of such forfeiture, pay Convertible Payable in cash.

3. It shall be a condition precedent to the obligations of the Company to complete any registration pursuant Section 3 that Hong Ye shall furnish to the Company in a timely manner such information regarding Hong Ye, the Conversion Shares and the intended method of disposition as shall be reasonably required to effect and maintain the effectiveness of the registration of the Conversion Shares and Hong Ye shall execute such documents in connection with such registration as the Company may reasonably request In furtherance of the foregoing, Hong Ye shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

4. The obligations of Hong Ye pursuant to this Agreement are subject (i) to the Company and SolarMax entering into an amendment to the Merger Agreement pursuant to which SolarMax and the Company agree to the terms of this Agreement and (ii) the completion of the Merger. The Company agrees that it will enter into such amendment to the Merger Agreement which includes such a provision and the Company has been advised by SolarMax that it will agree to such a provision.

5. Representations, Warranties and Covenants of the Parties.

(a) Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations, warranties and covenants to Hong Ye:

(i) Issuance of Conversion Shares. The Shares to be issued to Hong Ye have been duly authorized by all necessary corporate action and the Conversion Shares, when issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and non-assessable.

(ii) Authorization. The Company has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding and enforceable obligation of the Company, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability.

(b) Representations, Warranties and Covenants of Hong Ye. The Company is issuing the Conversion Shares to Hong Ye in reliance upon the following representations made by Underwriter:

(i) Hong Ye has received all the information it considers necessary or appropriate for deciding whether to acquire the Conversion Shares and each portion thereof. Hong Ye has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Merger and each portion thereof and the business, properties, prospects and financial condition of the Company and SolarMax and to obtain additional information necessary to verify the accuracy of any information furnished to Hong Ye or to which Hong Ye had access.

(ii) Hong Ye has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of Hong Ye, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity). Hong Ye is the sole lawful record and beneficial of the owner of the Hong Ye Notes and no person has any right, option or interest in the Hong Ye Notes, and the each of the Hone Ye Notes is not subject to any option, security interest, pledge, right of first refusal, spousal right or any other right or encumbrance of any kind and description, and Hong Ye is not a party to any agreement or informal understanding with respect to any of the foregoing.

(iii) Hong Ye agrees that Hong Ye will not engage in any transactions in the stock of the Company (including the successor pursuant to the Merger Agreement) or aid or assist others in engaging in any such transactions while in possession of material non-public information concerning the Company or SolarMax.

6. Governing Law. This Agreement shall be governed by the laws of the State of New York applicable to agreement executed and to be performed wholly within such State without reference to the choice of laws rules of such state. No legal suit, action or proceeding arising out of or relating to this Agreement, may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “Specified Courts”). The Parties hereby irrevocably and unconditionally waive any objection to the laying of venue of in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

7. This Agreement shall be binding upon each party hereto and its respective successors and assigns.

8. If any term of provision of this Agreement or any application thereof shall be held invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

9. This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by both Parties with respect to a modification or amendment or the Party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement..

10. All provisions of this Agreement shall be interpreted according to their fair meaning and shall not be strictly construed against either Party.

11. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one agreement. An original signature or copy thereof transmitted by facsimile shall constitute an original signature for purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

COMPANY

Alberton Acquisition Corporation

By:	/s/ Guan Wang
Name:	Guan Wang
Title:	Chief Executive Officer

HONG YE

Hong Ye Hong Kong Shareholding Co., Limited

By:	/s/ Guan Wang
Name:	Guan Wang
Title:	Director

Schedule A

Working Capital Loans

Date	Nature	Amount
7/6/2018	Promissory Note	$300,000
1/24/2020	Promissory Note	$780,000
3/3/2021	Promissory Note	$273,640

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